    As filed with the Securities and Exchange Commission on July 12, 1996


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report:  July 1, 1996
                       (Date of earliest event reported)



                     Inland Monthly Income Fund III, Inc.
            (Exact name of registrant as specified in the charter)



        Maryland                     33-79012                 36-3953261

(State or other jurisdiction     (Commission File No.)       (IRS Employer
  of incorporation)                                        Identification No.)

                             2901 Butterfield Road
                          Oak Brook, Illinois  60521
                   (Address of Principal Executive Offices)

                                (708) 218-8000
              (Registrant's telephone number including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)















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
Item 2.  Acquisition of Disposition of Assets


Capitalized terms not otherwise defined herein shall have the same meaning as in the prospectus of Inland Monthly Income Fund, III. (the "Company") dated May 7, 1996 (the "Prospectus").


Zany Brainy, Wheaton, Illinois

On July 1, 1996, the Company acquired fee simple title to a single-user retail property in Wheaton, Illinois (the "Zany Brainy Store"), which facility has been leased to Children's Concepts, Inc. which does business as Zany Brainy ("Zany Brainy"), from an unaffiliated third party for a purchase price of $2,455,000 on an all cash basis. Zany Brainy sells children's books, computer software, toys, and related items.

The Zany Brainy Store, built in 1995, is a single-user retail property aggregating 12,499 rentable square feet and is leased to Zany Brainy.

The lease with Zany Brainy requires a base rent of $22.00 per square foot per annum until November 2000, which increases for the period December 2000 to November 2005 to the lesser of $24 per square foot per annum or a calculated amount using the consumer price index. The lease with Zany Brainy contains two renewal options of five years each.

For federal income tax purposes, the Company's depreciable basis in the Zany Brainy Store will be approximately $1,617,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are based upon estimated useful lives of 40 years.

Real estate taxes to be paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $1,292 for vacant land. Real estate taxes to be paid in 1997 for the tax year ended 1996 are expected to be $35,000 for improved land.

The following tables set forth certain information with respect to the amount of and expiration of the Zany Brainy lease.


                    Square                            Current
                     Foot      Lease      Renewal      Annual      Rent Per
     Lessee         Leased      Ends      Options       Rent      Square Foot
- ---------------    --------  ----------  --------  ------------- ------------
Zany Brainy          12,499    11/2006      2/5    $  274,978     $  22.00











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



                                                               Average    Percent of    Percent of
                             Approx.                          Base Rent     Total         Annual
                             GLA of       Annual      Total   Per Square Building GLA    Base Rent
               Number of    Expiring     Base Rent   Annual   Foot Under Represented   Represented
Year Ending    Leases        Leases     of Expiring   Base     Expiring  By Expiring   By Expiring
December 31,   Expiring   (square feet)   Leases     Rent(1)    Leases     Leases         Leases
- ------------  ----------  ------------  -----------  -------  ---------- ------------  -----------
  1996-1999      -           -              -       $274,978       -         -              -

  2000           -           -              -       $289,560 (2)   -         -              -

  2001-2004      -           -              -       $299,976       -         -              -

  2005           1         12,499       $299,976    $299,976   $ 24.00     100%           100%



(1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market rates.

(2) The base rent will increase in December 2000 to the lesser of $24.00 per square foot per annum or $274,978* (1.0 plus the sum of CPI for the first five years plus .025). For presentation purposes, $24.00 per square foot per annum was used.


The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a market value of the Zany Brainy Store as of July 1, 1996 of $2,490,000. It should be noted, however, that appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.






Item 7. Financial Statements and Exhibits

See Item 7 on Form 8-K, filed on June 14, 1996, incorporated herein by reference.















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


                                  SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                        Inland Monthly Income Fund III, Inc.
                                   (Registrant)



                        By:/s/ CYNTHIA M. HASSETT
                           ----------------------
                            Cynthia M. Hassett
                            Chief Financial and Accounting Officer


Date: JULY 11, 1996
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